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                                                                     EXHIBIT 8.1


                             Vinson & Elkins L.L.P.
                             1001 Fannin, Suite 2300
                            Houston, Texas 77002-6760

January 7, 2004

Heritage Propane Partners, L.P.
Heritage Operating, L.P.
Heritage Service Corp.
Heritage-Bi State, L.L.C.
Heritage Energy Resources, L.L.C.
8801 South Yale Avenue, Suite 310
Tulsa, Oklahoma 74137

         RE:  HERITAGE PROPANE PARTNERS, L.P. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel for Heritage Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), Heritage Operating, L.P., a Delaware limited partnership (the "Operating Partnership"), Heritage Service Corp., a Delaware corporation ("Heritage Service"), Heritage-Bi State, L.LC., a Delaware limited liability company ("Heritage-Bi State"), and Heritage Energy Resources, L.L.C., an Oklahoma limited liability company ("Heritage Energy" and, together with Heritage Service and Heritage-Bi State, the "Subsidiary Guarantors"), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering (i) securities to be issued and sold by the Partnership, the Operating Partnership and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $800,000,000 and (ii) the offer and sale by certain unitholders of the Partnership of up to 6,415,762 common units representing limited partner interests in the Partnership. Such securities include (i) common units representing limited partner interests in the Partnership (the "Common Units"); (ii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Partnership Debt Securities"); (iii) unsecured debt securities of the Operating Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Operating Partnership Debt Securities" and, together with the Partnership Debt Securities, the "Debt Securities"); and (iv) guarantees (the "Guarantees") of such Debt Securities by one or more of the Partnership, the Operating Partnership and the Subsidiary Guarantors. The Common Units, the Debt Securities and the Guarantees are collectively referred to herein as the "Securities." We have also participated in the preparation of a Prospectus Supplement dated January __,2004 ("Prospectus Supplement") and the Prospectus (the "Prospectus") forming part of the Registration Statement on Form S-3 (Registration No. 333-107324) (the "Registration Statement") to which this opinion is an exhibit.

         In connection therewith, we prepared the discussion set forth under the captions "Material Tax Considerations" in the Prospectus and "Tax
Considerations" in the Prospectus Supplement (together, the "Discussion").

         All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein
(i) as of the effective date of the Prospectus in respect of the discussion set forth under the captions "Material Tax Considerations" and (ii) as of the date of the Prospectus Supplement in respect of the discussion set forth under the caption "Tax Considerations." In addition, we are of the opinion that the federal income tax discussion in the Prospectus and the Prospectus Supplement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the


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                             Vinson & Elkins L.L.P.
                             1001 Fannin, Suite 2300
                            Houston, Texas 77002-6760


Partnership and its general partner, included in such discussion, as to which we express no opinion). The reference to statements made in the Prospectus Supplement under the caption "Tax Considerations" is qualified by the limitations in our opinion described in the Prospectus under the caption "Material Tax Considerations."

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       /s/ VINSON & ELKINS L.L.P.


                                       VINSON & ELKINS L.L.P.